Exhibit 99.1

FINRA has approved Creatd’s Symbol Change to $VOCL from $CRTD Effective Monday, April 3, 2023

●	Creatd today received approval from FINRA for a symbol change from $CRTD to $VOCL effective this Monday, April 3, 2023.

●	Founder and CEO Jeremy Frommer has outlined plans to split Creatd into three separately traded public securities.

NEW YORK, N.Y., March 31, 2023/PRNewswire/ -- Creatd, Inc. $CRTD (“Creatd” or the “Company”), the parent company of Vocal, today has received approval from the Financial Industry Regulatory Authority (FINRA) for a symbol change for its common stock. Effective this Monday, April 3, 2023, the new ticker symbol for Creatd, Inc. will be $VOCL. The company believes that the new symbol better represents its brand and mission to empower creators worldwide, as it continues to expand its innovative social media platforms.

Founder and CEO Jeremy Frommer stated that, “We follow through on what we say. Changing the symbol to $VOCL and soon officially changing the name of the company from Creatd, Inc. to Vocal, Inc. is part of a larger effort to split the company into three distinct publicly traded businesses, with three distinct CUSIPs. These steps generate significant corporate actions. Creatd’s legacy media archive, OG Collection Inc., is set to file an S-1 in accordance with plans to spin it off as a special dividend to $VOCL shareholders. The OG Collection Inc. will be assigned its own independent CUSIP and ticker symbol, potentially $OGCL.”

Frommer continued, “The next step is to spin off Creatd Ventures, which houses the company’s growing direct-to-consumer product businesses, including flagship product Basis, a hydration mix that is currently the company’s best seller with a 2-3 times return on ad spend. We plan on listing Creatd Ventures on the tZero platform, with its own independent CUSIP and ticker symbol, potentially $CVEN, to be distributed to all $VOCL shareholders at a later date.

Once these spin-offs are completed, the plan is to then list $OGCL on tZERO and similarly to list $CVEN on Upstream. The final result will leave all tech assets related to Creatd’s flagship product Vocal in $VOCL, with an expected change in CUSIP at the time of the Company’s planned uplist of $VOCL to a national exchange, an action which would combat short sellers and increase its shareholder base on a global level.

It is important to note that while changing the company’s name or symbol does not necessarily require a new CUSIP, the decision to change a CUSIP is typically made by the company and its transfer agent or custodian based on a variety of factors, such as changes in the company’s structure or ownership, or changes in the terms of the security.”

About Creatd

Creatd, Inc. $CRTD is a company with a mission to provide economic opportunities to creators and brands by multiplying the impact of platforms, people, and technology. Creatd’s pillars work together to create a flywheel effect, supporting our core vision of creating a viable and safe ecosystem for all stakeholders in the creator economy.

Creatd: https://creatd.com;

Creatd IR: https://investors.creatd.com;

Vocal Platform: https://vocal.media;

Investor Relations Contact: ir@creatd.com

Forward-Looking Statements

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings.